Exhibit 99.1

OSL Holdings, Inc. Releases In-Depth Letter to Shareholders
President Bob Rothenberg Details the Company’s Progress,
Proprietary Technologies Development and Future Growth Drivers

ORANGEBURG, NEW YORK – August 15, 2012 - OSL Holdings, Inc. (OTC: OSLH), a developer of technology platforms that enable real-time sales and trend information exchange between brands and retailers, today released a letter to shareholders from President Bob Rothenberg.

My Fellow Shareholders:

As you may know, the Company had a change of control and management in October, 2011. I was appointed President in January of this year.

Since our founding in 2011, our primary focus has been on the development and marketing of our three interconnected product technology platforms that would enable and maintain commerce between diverse business entities and previously unreached or underserved consumer or business markets.

Every brand has market “blind spots”; segments that are mercurial and difficult to track. Our intention at OSL Holdings is to become the guide – the spotlight if you like, that provides real-time insight into valuable, off-grid markets. We believe that major corporations value this previously unavailable, un-aggregated, or prohibitively costly data very highly as a means to increase and augment their business growth and revenues.

According to Diversity Magazine, these markets are estimated to generate over $100 billion in transactions each year for its participants and are where OSL intends to capture revenue, and drive growth and profitability.

Our mission is simple: To facilitate and monetize the availability of real time access to data, content and identifiable consumer or business trends that will in turn generate a higher volume of interactions and transactions between customers and brands.

The Company plans to leverage multiple business units to connect buyers, sellers and sales channels that will differentiate it from the competitive landscape. Each of our clients will be able to scale revenues and their respective offerings to their specific market(s) or across markets. To that end, OSL Holdings is currently comprised of three business units: thinkDIVERSITY, thinkDATAnow and thinkREWARDS.

Let me briefly detail the benefits of each:

1. thinkDIVERSITY: Enabling corporations to achieve targeted diversity spending.

Each year only a percentage is spent of the billions of dollars that are earmarked or committed by corporate and government agencies to spend with diversity suppliers (primarily minority or female owned, but also small business, disabled owned or veterans). To help these large corporations reach their targeted diversity spend, OSL Holdings created an interactive web-based platform that will enable corporate and government agencies to connect with, and buy from, diversity suppliers and realize their spending goals.

Currently, to further OSL Holdings’ thinkDIVERSITY business unit, OSL Holdings is in the process of negotiating its first endorsed and exclusive contracts with Minority Councils, with the intention of entering into similar contracts across the United States.

2. thinkDATAnow: Enabling real-time information sharing between large manufacturers and independent retailers.

ThinkDATAnow will initially focus on three different industries; retail pharmacies, retail liquor stores, and convenience stores. We believe that all three industries currently have almost no way of getting accurate real-time sales and trend data from independent retailers.

OSL Holdings will provide Point of Sale (“POS”) systems that will go beyond traditional models by giving the retailer direct access to manufacturers, and access to thinkREWARDS and to special marketing and promotions. Manufacturers will receive data regarding the sale of their products as well as competitive products. Consumer-specific data will also be available. Manufacturers will have the ability to remotely access data, as well.

3. thinkREWARDS: A universal, real-time, portable loyalty program that can be used for everyday purchases virtually anywhere.

The intent of the reward offering is to design, develop, operate and market a loyalty program that is based on a “universal reward currency” and is available for its members to earn and redeem at related and unrelated online e-commerce sites, brick and mortar retail stores, mobile devices and other service providers.

OSL Holdings intends for ThinkREWARDS to stand out from other reward programs because the rewards are designed to be real-time, portable and to be used for every day purchases (from coffee to vacations). They are merchant funded; instead of an “X percent off” sale, merchants can offer X percent in redeemable rewards.

Together, OSL Holdings intends for these units to create a transactional network that marries brands, distributors, wholesalers, retailers (both online commerce and brick & mortar) and consumer audiences to accelerate commerce and value. The goal is to take advantage of these cross platform (online, mobile, at retail), cross channel (B2c, B2B, Govt.) and cross vertical (diversity, non-profit, green, etc.) commerce companies to enhance the overall offering of each.

Management has brought in key experienced senior managers to develop and operate these three business units and have commenced the build-out of our technology infrastructure.

In the near term, OSL Holdings plans to execute the following:

•	thinkDiversity Pilot Program: Launch closed contracts with qualified diversity groups and major corporations.

•	thinkRewards: Deliver the rewards program to the HR departments of our thinkDiversity customers and non-related affinity partners.

•
thinkData: Rollout our data capture POS at retail locations – as well as delivery of our real-time data analysis and dashboards to major manufacturers, and enter into partnerships and contracts with top tier advertising agencies.

We are presently in the final stages of negotiating comprehensive diversity contacts within several major markets. Furthermore, over the last quarter, OSL Holdings has developed a pilot program that will deliver a subset of our tools and services to Fortune 1,000 corporations and suppliers. This pilot includes benchmarking and spend-tracking tools, proprietary data, an HR focused rewards programs and a travel-booking engine to direct and capture discretionary spending.

Finally, I’d like to thank you once again for your ongoing support of OSL Holdings. I look forward to bringing investors and shareholders more and salient news. I am confident that 2012 will be the most exciting and growth oriented year in the Company’s history as we continue to add consistent and ongoing shareholder value.

Sincerely,

Bob Rothenberg

About OSL Holdings Inc.

OSL Holdings Inc. develops or acquires business units with the purpose of collecting and transmitting real-time consumer and business sales data to facilitate the sale of data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels. OSL plans to sell data to manufacturers for designated markets, such as urban retail, convenience  and/or liquor stores. OSL intends to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. It intends to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:
OSL Holdings Inc.
845.363.6776
info@OSLHoldings.com
www.OSLHoldings.com

Investor Relations Contact:
Michael Briola
OSL Holdings, Inc.
541.482.0919
mbriola@OSLHoldings.com